SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934


January 17, 2003
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Date of Report (Date of earliest event reported)


Laboratory Corporation of America Holdings
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(Exact name of registrant as specified in its charter)

        Delaware                      1-11353            13-3757370
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(State or other jurisdiction of     Commission        (IRS Employer
Incorporation or organization)       File No.         Identification No.)


358 South Main Street, Burlington, North Carolina          27215
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(Address of principal executive offices)                 (Zip code)

                         (336) 229-1127
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Registrant's telephone number, including area code:


Not applicable
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(Former name or former address, if changed since last report)


Exhibit Index on Page 3


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Item 2.  Acquisition or Disposition of Assets.
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     Pursuant to the terms of an Agreement and Plan of Merger (the "Merger
Agreement"), dated as of November 10, 2002, among Laboratory Corporation of America Holdings, a Delaware corporation (the "Company"), DIANON Systems, Inc., a Delaware corporation ("DIANON") and DaVinci Development, Inc., a Delaware corporation and wholly-owned subsidiary of the Company ("DaVinci"), DaVinci was merged with and into DIANON with DIANON as the surviving corporation (the "Merger") effective as of January 17, 2003 (the "Effective Date").

     Pursuant to the terms of the Merger Agreement, each outstanding share of DIANON common stock, $.01 par value per share, was converted into the right to receive $47.50 in cash.

     The Company currently has two senior credit facilities totaling $350
million.   In February 2002, the Company entered into a $200.0 million three-
year revolving credit facility with Credit Suisse First Boston, acting through its New York Branch, acting as Administrative Agent, and a group of financial institutions that expires on February 18, 2005 (the "Three-year Credit Facility"). On January 14, 2003, the Company entered into a $150.0 million 364-day revolving credit facility with Credit Suisse First Boston, acting through its Cayman Islands Branch, acting as Administrative Agent, and a group of financial institutions that expires on January 13, 2004 (the "364-day Credit Facility" and together with the Three-year Credit Facility, the "Senior Credit Facilities"). The Senior Credit Facilities bear interest at LIBOR plus 100 basis points and are available for general corporate purposes, including working capital, capital expenditures, funding or share repurchases and other payments, and acquisitions.

     In conjunction with the announcement of our acquisition of DIANON, the Company secured a commitment for a $350.0 million senior credit facility from Credit Suisse First Boston, acting through its Cayman Islands Branch.. In conjunction with the closing of the DIANON acquisition, the Company entered into credit agreement related to this facility (the "Bridge Loan"). The Bridge Loan bears interest at LIBOR plus 137.5 basis points and ranks pari passu with our Senior Credit Facilities.

     In connection with the DIANON acquisition, the Company borrowed $248.6 million under our Senior Credit Facilities and $350.0 million under the Bridge Loan to fund a portion of the acquisition purchase price (the "Borrowings"). The Company funded the remaining portion of the acquisition purchase price through available cash.

     Prior to the Merger, DIANON was a publicly held company that provided a full line of anatomic pathology testing services and a number of genetic and clinical chemistry testing services to patients, physicians and managed care organizations throughout the United States. The Company is the second largest independent clinical laboratory company in the United States, based on net revenues. Through a national network of laboratories, the Company offers more than 4,000 different clinical laboratory tests which are used by the medical profession in routine testing, patient diagnosis and in the monitoring and treatment of disease. Additional information about the Company can be found at www.labcorp.com.

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Item 7. Financial Statements and Exhibits.
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(a)   Financial Statement of Business Acquired

      The financial statements of DIANON as of September 30, 2002 and as of December 31, 2001 and the related consolidated statements of operations, stockholders equity, and cash flows for the nine months ended September 30, 2002 and the year ended December 31, 2001 are attached hereto as Exhibits 99.1 and 99.2 and are incorporated herein by reference.

(b)   The Pro Forma Financial Information

      The pro forma financial statements are attached hereto as Exhibit 99.3 and are incorporated herein by reference.

(c)   Exhibits

2.1 Agreement and Plan of Merger between Laboratory Corporation of America Holdings, DIANON Systems, Inc. and DaVinci Development, Inc. dated as of November 10, 2002 (incorporated by reference from Appendix A to DIANON's Definitive Proxy Statement on Schedule 14A (000-19392)).

10.1 Bridge Loan Agreement dated as of January 17, 2003 among Laboratory Corporation of America Holdings, the lenders named therein, and Credit Suisse First Boston, as administrative agent.

10.2 First Amendment dated as of January 14, 2003, to the Three-Year Credit Agreement dated as of February 20, 2002, among Laboratory Corporation of America Holdings, the lenders (as defined in Article I of the Credit Agreement), and Credit Suisse First Boston, as administrative agent.

10.3 364-Day Credit Agreement dated as of January 14, 2003, among Laboratory Corporation of America Holdings, the lenders named herein, and Credit Suisse First Boston, as administrative agent.

23.1  Document regarding consent of independent auditors.

99.1  Financial statements of DIANON as of December 31, 2001.

99.2  Financial statements of DIANON as of September 30, 2002.

99.3  Pro forma financial information.


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SIGNATURES:

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

          LABORATORY CORPORATION OF AMERICA HOLDINGS


         By: /s/ BRADFORD T. SMITH
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                 Bradford T. Smith
                 Executive Vice President and Secretary


Date: February 3, 2003